Exhibit 5.01

[Fenwick & West LLP letterhead]

May 15, 2002

GRIC Communications, Inc.
1421 McCarthy Blvd.
Milpitas, CA 95035

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by GRIC Communications, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about May 16, 2002 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 11,295,174 shares of the Company's Common Stock (the "Stock"), including 9,036,140 shares of common stock issuable upon conversion of outstanding shares of Series A Preferred Stock (the "Conversion Shares") and 2,259,034 shares of common stock (the "Warrant Shares") issuable upon exercise of outstanding warrants (the "Warrants") held by certain selling stockholders (the "Selling Shareholders") named in the Registration Statement.

        In rendering this opinion, we have examined the following:

  (1)
  A copy of the Company's Second Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on December 20, 1999 (the "Restated Certificate");

  (2)
  A copy of the Certificate of Amendment to the Restated Certificate (the "Certificate of Amendment"), filed with the Delaware Secretary of State on April 19, 2002;

  (3)
  the Company's Restated Bylaws certified by the Company's Secretary on April 19, 2002 (the "Bylaws");

  (4)
  the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

  (5)
  the prospectus prepared in connection with the Registration Statement (the "Prospectus");

  (6)
  the resolutions adopted on January 29, 2002 at a meeting of the Company's Board of Directors approving the filing of the Registration Statement and the issuance of the Stock, Series A Preferred Stock and the Warrants (collectively, the "Securities") in connection therewith (the "Resolutions");

  (7)
  a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof, and a summary report of currently outstanding options, warrants and other rights to purchase the Company's capital stock and stock reserved for issuance upon the exercise of options, warrants or rights to be granted in the future (the "Stock Records"); and

  (8)
  a Management Certificate executed by the Company, addressed to us and dated of even date herewith, containing certain factual and other representations.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares have been properly signed by authorized officers of the Company or their agents.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the state of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the state of California and, with respect to the validity of corporate action and the requirements for the issuance of the Shares, of the state of Delaware.

        In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of the Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to the Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Securities.

        The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any of the Securities, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company's future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

        Based upon the foregoing, it is our opinion that (a) the 9,036,140 shares of the Stock to be sold by the Selling Stockholders upon conversion of the Conversion Shares, when converted in accordance with the Restated Certificate and the Certificate of Amendment and when issued and delivered in the manner stated in the Registration Statement and the Prospectus, and (b) the 2,259,034 shares of the Warrant Shares to be issued to the Selling Stockholders upon exercise of the Warrants in accordance with the terms thereof, when issued, sold and delivered in the manner and for the consideration stated in the Warrants, the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,
FENWICK & WEST LLP

By:	/s/ DAVID W. HEALY David W. Healy, a Partner